UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2005

Fulton Bancshares Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	33-85626	25-1598464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Lincoln Way East, McConnellsburg, Pennsylvania	17233
(Address of principal executive offices)	(Zip Code)

(717) 485-3144

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FULTON BANCSHARES CORPORATION

CURRENT REPORT ON FORM 8-K

ITEM. 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 24, 2005, the Board of Directors of Fulton Bancshares Corporation (“Corporation”) (“Board”) engaged Debra A. Goodling, age 47, as the Interim Chief Financial Officer of the Corporation and of the Corporation’s wholly owned subsidiary, The Fulton County National Bank and Trust Company (“Bank”).  Subject to final regulatory approval, Ms. Goodling will become the Interim Chief Financial Officer of the Corporation and of the Bank until the Board completes its search for a permanent replacement.  Ms. Goodling will be part of the senior management team of the Bank, currently composed of George W. Millward, Interim President and Chief Executive Officer of the Corporation and the Bank.

Ms. Goodling has over 20 years of banking and management experience.  She held the role of Executive Vice President and Chief Financial Officer for The Drovers & Mechanics Bank and its parent Drovers Bancshares Corporation.  Since the purchase of Drovers by Fulton Financial Corporation in 2001, she was named as Group Executive for Pennbanks Captive Reinsurance Company, SPC.  Most recently, she has served as President – Shipley Stores, LLC and as Vice President and CFO of the Shipley Group, York, PA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

FULTON BANCSHARES CORPORATION.

Date: October 24, 2005	By:	/s/ George W. Millward
Title: Interim President and Chief Executive Officer